IGI Laboratories Inc.

Presentation to Shareholders

May 7, 2008

IGI Laboratories Inc.

Annual Meeting of Stockholders Agenda

- Call to Order
- Introductions
- Designation of Inspector of Election; Proof of Mailing Meeting Notice; Report on Presence of a Quorum
- Proposal 1: Election of Terrence O'Donnell, Stephen J. Morris, Rajiv Mathur and Jane E. Hager to serve as members of the Company's Board of Directors
- Proposal 2: Adoption of Amended and Restated Certificate of Incorporation
- Closing of Polls
- Voting Results
- Adjournment

PRESENTATION

IGI Laboratories Inc.

Highlights of First Quarter 2008

- Revenues increased 83% to $1,500,000 over same period last year
- Net income increased 110% to $40,000 compared to a loss of $410,00 during the same period last year
- Second consecutive quarter of Operating Profit from continuing operations

IGI Laboratories Inc.



Revenue Vs Operating Income
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
-200,000
-400,000
-600,000
-800,000
In USD
1st FY06
2nd FY06
3rd FY06
4th FY06
1st FY07
2nd FY07
3rd FY07
4th FY07
1st FY08
Quarter
Revenues
Operating Income

IGI Laboratories Inc.


Net Income
600,000
400,000
200,000
0
-200,000
-400,000
-600,000
-800,000
-1,000,000
in US$
1st FY06
2nd FY06
3rd FY06
4th FY06
1st FY07
2nd F07
3rd FY07
4th FY07
1st FY08
Quarter

IGI
Laboratories Inc.


Product Life Cycles
1200
1000
800
600
400
200
0
$$
1
2
3
4
5
6
7
8
9
Years
Cosmetic 1
Cosmetic 2
Cosmetic 3
Cosmetic 4
Pharma


Seasonality of sales
1400
1200
1000
800
600
400
200
0
Sales $$
1
2
3
4
Quarter
Cosmetic Product
Pharma Product

IGI Laboratories Inc.

The Multi Billion $ Market

According to the American Academy of Dermatology, approximately 80% of Americans will be affected by some kind of skin condition in their lifetime.

The skin care market internationally is approximately $10 billion:

*Product Type	Estimated Size of Market
Retail skin care products	$8.1 billion spent per year in the world
Prescription medications for dermatological conditions	$2 billion per year in the US with a growth rate of 5% per year
OTC (Over the counter) dermatological products	$2.53 billion spent per year in the US

* Navigant Consulting Inc.

IGI Laboratories Inc.

The Multi Billion $ Market

***Revenue Examples by Type of Product:**

Acne: *The US prescription acne market is estimated at $1.3 billion in '05. DIFFERIN®(Adapalene) - Galderma US in '06 = $170 million (patent ends 2010)*

Anti-Aging: *Over $5.0 billion forecast by 2011 (anti-aging facial products)*

Actinic Keratosis: *Aldara® (Imiquimod) – Graceway US sales in 2006 =$240 million (used for AK, BCC, genital warts and off-label). (Patent ends 2010)*

Psoriasis: *$1.9 billion in 2011 forecasted. Dovonex® sold $140 million in US '06*

Suncare: *$1.1 billion in 2005 for all suncare. Includes: > $820 million sun protection, $313 million self tanners & $22.5 million after sun products*

*Navigant Consulting Inc.

IGI Laboratories Inc.

The Multi Billion $ Market

*Occurrence Rates


DERMATITIS
1 in 30 or 8 million
ACNE
17 million, 85% of people
12-24 yrs. old
ROSACEA
1 in 20, or 13 million
ECZEMA
1 in 18 or
15 million
FUNGAL
INFECTIONS
1 in 6, or
1 billion
MELANOMA
1 in 90 or 3.1 million
PSORIASIS
1 in 49 or 5.5 million

*Navigant Consulting Inc
Kalorama Information

IGI Laboratories Inc.

IGI Laboratories Objectives

- Demonstrate how the products we manufacture are unique and superior
- Determine how our technology and manufacturing will fit into our customer's product lines
- Provide top quality products and services

IGI Laboratories Inc.

Quality Management System


Quality Unit
Quality Assurance
Quality Control
Method Development And Validation
Document Control And Records

IGI Laboratories Inc.

Therapeutic Categories of Products Currently Manufactured

- Keratolytics
- Anesthetic
- Anti-fungal
- Anti-inflammatory
- Anti-pruritics
- Local Analgesics

IGI Laboratories Inc.

IGI's Dermatology Pipeline


Powered by
NOVASOME®
Psoriasis
Adult Rosacea
Basil Cell Carcinoma
Genital Warts
Acne
Ichthyosis
Anti Fungal
Other

- Psoriasis
- Adult Rosacea
- Basil Cell Carcinoma
- Genital Warts
- Acne
- Ichthyosis
- Other: Sunscreens, Topical Analgesic and Anesthetic, Anti- Inflammatory.

IGI Laboratories Inc.

Business Model

- Collaborate with dermatology & cosmetic partners in development
- Provide formulation development, stability *in-vitro* and pre-clinical animal studies for scale-up and commercialization.
- Provide support for *Drug Master File* (DMF) preparation, toxicity testing.
- Typical deal structure may include
    - Feasibility
    - Development
    - Technology Transfer *and...*
    - Supply
- Grant exclusive license to partners in exchange for milestone payments

IGI Laboratories Inc.

IGI's future is bright with the potential for a strong "coiled spring" effect

Sales	↑	• Strong, diversified pipeline into 2008 & 2009
Expenses	↓	• Current expense base will not increase relative to sales
Financial Stability	↑	• Raised near-term funding for operating needs • No material unsecured debt in capital structure
Industry	↑	• Specialized skin care products continue to grow • Domestic and International demand for Novasome® technology still strong
Management	↑	• Stable and responsive to needs of business • Open to change


2.5
2.0
1.5
1.0
0.5
Jul07
Sep07
Nov07
Jan08
Mar08

IGI

Laboratories *Inc.*